GUINNESS FLIGHT ASIA BLUE CHIP FUND
STATEMENT OF ASSETS AND LIABILITIES at June 30, 1996
Unaudited

ASSETS
Investments in securities, at value (cost $905,390)                    $904,778
Cash                                                                    221,293
Receivables:
Fund Shares Sold                                                         26,122
Dividends and interests                                                   1,428
Prepaid expenses                                                         26,526
Total assets                                                          1,180,146


LIABILITIES
Payables:
Due to Affiliate (Note 3)                                                20,088
Securities purchased                                                    126,757
Accrued expenses                                                         14,953
Total liabilities                                                       161,798

NET ASSETS                                                           $1,018,348


Net asset value and redemption price per share
($1,018,348/82,248 shares outstanding; unlimited
number of shares authorized without par value)                            12.38


SOURCE OF NET ASSETS
Paid-in capital                                                      $1,019,820
Accumulated net investment loss                                            (513)
Accumulated net realized loss on investments                               (347)
Net unrealized depreciation on investments                                 (612)
Net assets                                                           $1,018,348


See accompanying notes to financial statements.

GUINNESS FLIGHT ASIA BLUE CHIP FUND
STATEMENT OF OPERATIONS at June 30, 1996
Unaudited

                                                                 April 29, 1996*
                                                                     through
                                                                  June 30, 1996

INVESTMENT INCOME
Income

Dividends                                                                $1,711
Interest                                                                    852
Total Investment Income                                                   2,563

Expenses
Advisory fees (Note 3)                                                      944
Administration fee (Note 3)                                               3,233
Custodian                                                                   161
Accounting                                                                4,849
Transfer agent fees                                                       5,658
Auditing fees                                                             2,587
Legal fees                                                                3,233
Director's fees                                                           1,132
Registration fees                                                         3,394
Reports to shareholders                                                     566
Miscellaneous                                                               485
Total expenses                                                           26,240
less:  Expenses reimbursed (Note 3)                                     (23,164)
Net expenses                                                              3,076
Net investment loss                                                        (513)


REALIZED AND UNREALIZED GAIN (LOSS)
ON INVESTMENTS
Net realized loss from foreign currency                                    (347)
Net unrealized depreciation on investments                                 (612)
Net realized and unrealized loss on investments                            (959)

Net Decrease in Net Assets Resulting from Operations                    ($1,472)


*Commencement of operations.

See accompanying notes to financial statements.

GUINNESS FLIGHT ASIA BLUE CHIP FUND
STATEMENT OF CHANGES IN NET ASSETS at June 30, 1996
Unaudited

                                                                 April 29, 1996*
                                                                    through
                                                                  June 30, 1996

INCREASE IN NET ASSETS FROM:
OPERATIONS
Net investment loss                                                        (513)
Net realized loss on foreign currency                                      (347)
Net unrealized depreciation on investments                                 (612)
                                                                     ----------
Net decrease in net assets resulting
from operations                                                          (1,472)

CAPITAL SHARE TRANSACTIONS
Proceeds from shares sold                                               739,293
Cost of shares redeemed                                                (119,473)
Net increase from capital share transactions                            619,820
Total increase in net assets                                            618,348

NET ASSETS
Beginning of period                                                     400,000
End of period (including undistributed
net investment income of ($513))                                     $1,018,348

CHANGES IN SHARES
Shares sold                                                              59,978
Shares redeemed                                                          (9,731)
Net increase                                                             50,247


*Commencement of operations.

See accompanying notes to financial statements.

GUINNESS FLIGHT ASIA SMALL CAP FUND
STATEMENT OF ASSETS AND LIABILITIES at June 30, 1996
Unaudited

ASSETS
Investments in securities, at value (cost $1,524,006)                $1,582,147
Cash                                                                    452,390
Receivables:
Fund Shares Sold                                                         38,899
Dividends and interests                                                   3,295
Prepaid expenses                                                         26,530
Total assets                                                          2,103,261


LIABILITIES
Payables:
Due to Affiliate (Note 3)                                                20,790
Dividends to shareholders                                                   116
Securities purchased                                                    277,894
Accrued expenses                                                         14,577
Total liabilities                                                       313,377

NET ASSETS                                                           $1,789,884

Net asset value and redemption price per share
($1,789,884/137,058 shares outstanding; unlimited
number of shares authorized without par value)                            13.06


SOURCE OF NET ASSETS
Paid-in capital                                                      $1,731,348
Undistributed net investment income                                         244
Undistributed net realized gain on investments                              114
Net unrealized appreciation (depreciation) on:
Investments                                                              58,226
Foreign currency                                                            (48)
Net assets                                                           $1,789,884


See accompanying notes to financial statements.

GUINNESS FLIGHT ASIA SMALL CAP FUND
STATEMENT OF OPERATIONS at June 30, 1996
Unaudited

                                                                 April 29, 1996*
                                                                    through
                                                                  June 30, 1996

INVESTMENT INCOME
Income
Dividends                                                                $4,753
Interest                                                                  1,841
Total Investment Income                                                   6,594

Expenses
Advisory fees (Note 3)                                                    1,501
Administration fee (Note 3)                                               3,233
Custodian                                                                   255
Accounting                                                                4,849
Transfer agent fees                                                       5,658
Auditing fees                                                             2,586
Legal fees                                                                3,234
Director's fees                                                           1,132
Registration fees                                                         3,394
Reports to shareholders                                                     566
Miscellaneous                                                               485
Total expenses                                                           26,893
Less:  Expenses reimbursed (Note 3)                                     (22,733)
Net expenses                                                              4,160
Net investment income                                                     2,434


REALIZED AND UNREALIZED GAIN (LOSS)
ON INVESTMENTS
Net realized gain from investments                                          475
Net realized loss from foreign currency                                    (360)
Net unrealized appreciation on investments                               58,226
Net unrealized loss on foreign currency                                     (48)
Net realized and unrealized gain on investments                          58,293
Net Increase in Net Assets Resulting from Operations                    $60,727


*Commencement of operations.

See accompanying notes to financial statements.

GUINNESS FLIGHT ASIA SMALL CAP FUND
STATEMENT OF CHANGES IN NET ASSETS at June 30, 1996
Unaudited

                                                                 April 29, 1996*
                                                                      through
                                                                   June 30, 1996

INCREASE IN NET ASSETS FROM:
OPERATIONS
Net investment income                                                     3,084
Net realized gain from investments                                          475
Net realized loss on foreign currency                                      (360)
Net unrealized appreciation on investments                               58,226
Net unrealized loss on foreign currency                                     (48)
                                                                     ----------
Net increase in net assets resulting
from operations                                                          61,377

DISTRIBUTIONS TO SHAREHOLDERS
Dividends paid from net investment income                                (2,190)
Distributions from taxable realized gains                                     0
Total distributions to shareholders                                      (2,190)

CAPITAL SHARE TRANSACTIONS
Proceeds from shares sold                                             1,655,631
Net asset value of shares issued on
reinvestment of distributions                                             2,074
Cost of shares redeemed                                                (326,358)
Net increase from capital share transactions                          1,331,347
Total increase in net assets                                          1,390,534

NET ASSETS
Beginning of period                                                     400,000
End of period (including undistributed
net investment income of $244)                                       $1,790,534


CHANGES IN SHARES
Shares sold                                                             130,396
Shares reinvested from distributions                                        159
Shares redeemed                                                         (25,497)
Net increase                                                            105,058e

*Commencement of operations

See accompanying notes to financials statements.

GUINNESS FLIGHT CHINA & HONG KONG FUND
STATEMENT OF ASSETS AND LIABILITIES at June 30, 1996
Unaudited

ASSETS
Investments in securities, at value (cost $154,249,270)            $160,873,308
Cash                                                                  4,232,265
Receivables:
Fund Shares Sold                                                        385,415
Dividends and interests                                                 486,437
Prepaid expenses                                                         64,734
Deferred organizational costs, net                                       35,357
Total assets                                                        166,077,517


LIABILITIES
Payables:
Due to Affiliate (Note 3)                                               125,140
Dividends to shareholders                                               217,246
Fund Shares repurchased                                                  71,635
Accrued expenses                                                         62,684
Total liabilities                                                       476,705

NET ASSETS                                                         $165,600,812

Net asset value and redemption price per share
($165,600,812/11,267,127 shares outstanding; unlimited
number of shares authorized without par value)                             14.7


SOURCE OF NET ASSETS
Paid-in capital                                                    $159,010,213
Overdistribution of net investment income                                (3,474)
Overdistribution of net realized gain on investments                    (29,734)
Net unrealized appreciation on investments                            6,623,807
Net assets                                                         $165,600,812


See accompanying notes to financial statements.

GUINNESS FLIGHT CHINA & HONG KONG FUND
STATEMENT OF OPERATIONS at June 30, 1996
Unaudited

                                                              For the six months
                                                                    ended
                                                                June 30, 1996

INVESTMENT INCOME
Income
Dividends                                                            $2,811,734
Interests                                                                90,175
Total investment income                                               2,901,909
Expenses
Advisory fees (Note 3)                                                  699,091
Administration fee (Note 3)                                             174,773
Custodian                                                               129,752
Accounting                                                               24,806
Transfer agent fees                                                      78,270
Auditing fees                                                            11,969
Legal fees                                                               32,023
Director's fees                                                           6,955
Registration fees                                                        13,235
Reports to shareholders                                                   4,886
Deferred organization costs amortization                                  5,820
Interest on loans                                                         3,083
Miscellaneous                                                             4,106
Total expenses                                                        1,188,769
Expenses recouped (Note 3)                                              194,249
Net expenses                                                          1,383,018
Net investment income                                                 1,518,892


REALIZED AND UNREALIZED GAIN (LOSS)
ON INVESTMENTS
Net realized gain from investments                                    2,335,828
Net realized loss from foreign currency                                 (28,378)
Net unrealized appreciation on investments                           (3,605,396)
Net realized and unrealized gain on investments                      (1,297,946)
Net Increase in Net Assets Resulting from Operations                   $220,946


See accompanying notes to financial statements.

GUINNESS FLIGHT CHINA & HONG KONG FUND
STATEMENT OF CHANGES IN NET ASSETS at June 30, 1996

                                          For the six months
                                                ended            For the Year
                                            June 30, 1996            ended
                                             (Unaudited)       December 31, 1995


INCREASE IN NET ASSETS FROM:
OPERATIONS
Net investment income                              1,518,892        $300,352
Net realized gain from investments                 2,335,828          28,920
Net realized loss on foreign currency                (28,378)         (6,121)
Net unrealized appreciation
on investments                                     3,018,411       3,847,844
Net increase in net assets resulting
from operations                                    6,844,753       4,170,995

DISTRIBUTIONS TO SHAREHOLDERS
Dividends paid from net investment income         (1,521,637)       (301,331)
Distributions from taxable realized gains         (2,238,341)       (123,918)
Total distributions to shareholders               (3,759,978)       (425,249)

CAPITAL SHARE TRANSACTIONS
Proceeds from shares sold                        164,902,229      57,621,477
Net asset value of shares issued on
reinvestment of distributions                      3,542,814         395,581
Cost of shares redeemed                          (61,669,246)     (8,309,577)
Net increase from capital share transactions     106,775,797      49,707,481
Total increase in net assets                     109,860,572      53,453,227

NET ASSETS
Beginning of period                               55,740,240       2,287,013
End of period (including overdistributed
net investment income of
$(3,474) and $(729), respectively)              $165,600,812     $55,740,240

CHANGES IN SHARES
Shares sold                                       11,135,609       4,513,348
Shares reinvested from distributions                 264,424          29,558
Shares redeemed                                   (4,169,861)       (656,232)
Net increase                                       7,230,172       3,886,674


See accompanying notes to financial statements.

GUINNESS FLIGHT GLOBAL GOVERNMENT BOND FUND
STATEMENT OF ASSETS AND LIABILITIES at June 30, 1996
Unaudited

ASSETS
Investments in securities, at value (cost $1,094,199)                $1,083,307
Cash                                                                    533,092
Receivables:
Securities sold                                                          36,855
Interests                                                                26,695
Prepaid expenses                                                          1,122
Deferred organizational costs, net                                       35,357
Total assets                                                          1,716,428


LIABILITIES
Payables:
Securities purchased                                                     95,949
Dividends payable to shareholders                                         1,398
Due to Affiliate (Note 3)                                                27,141
Accrued expenses                                                         26,537
Total liabilities                                                       151,025

NET ASSETS                                                           $1,565,403

Net asset value and redemption price per share
($1,565,403/126,751 shares outstanding; unlimited
number of shares authorized without par value)                            12.35


SOURCE OF NET ASSETS
Paid-in capital                                                      $1,575,740
Undistributed net investment income (including
equalization credits of $4,640)                                           9,693
Overdistribution of net realized gain on investments                     (9,084)
Net unrealized appreciation (depreciation) on:
Investments                                                                 482
Foreign currency                                                        (11,428)
Net assets                                                           $1,565,403


See accompanying notes to financial statements.

GUINNESS FLIGHT GLOBAL GOVERNMENT BOND FUND
STATEMENT OF OPERATIONS at June 30, 1996
Unaudited

                                                              For the six months
                                                                    ended
                                                                June 30, 1996

INVESTMENT INCOME
Income
Interests                                                               $47,295

Expenses
Advisory fees (Note 3)                                                    5,334
Administration fee (Note 3)                                              16,745
Custodian                                                                 5,392
Accounting                                                               19,903
Transfer agent fees                                                      17,702
Auditing fees                                                             7,922
Legal fees                                                                6,467
Director's fees                                                           6,955
Registration fees                                                         9,155
Reports to shareholders                                                   2,030
Deferred organization costs amortization                                  5,820
Miscellaneous                                                             1,316
Total expenses                                                          104,741
Less:  Expenses reimbursed (Note 3)                                     (93,225)
Net expenses                                                             11,516
Net investment income                                                    35,779


REALIZED AND UNREALIZED GAIN (LOSS)
ON INVESTMENTS
Net realized gain from investments                                        4,364
Net realized gain from foreign currency                                   9,175
Net unrealized depreciation on investments                              (33,070)
Net unrealized loss on foreign currency                                 (11,400)
Net realized and unrealized loss on investments                         (30,931)

Net Increase in Net Assets Resulting from Operations                     $4,848


See accompanying notes to financial statements.

GUINNESS FLIGHT GLOBAL GOVERNMENT BOND FUND
STATEMENT OF CHANGES IN NET ASSETS at June 30, 1996

                                            For the six months
                                                  ended           For the Year
                                              June, 30, 1996         ended
                                               (Unaudited)     December 31, 1995
INCREASE IN NET ASSETS FROM:
OPERATIONS
Net investment income                                 35,779         $55,076
Net realized gain from investments                     4,364          33,385
Net realized gain (loss) on foreign currency           9,175         (12,113)
Net unrealized appreciation (depreciation)
on investments                                       (33,070)         52,690
Net unrealized depreciation on foreign
currency                                             (11,400)            (28)
Net increase in net assets
resulting from operations                              4,848         129,010

NET EQUALIZATION CREDITS                               4,640           1,667

DISTRIBUTIONS TO SHAREHOLDERS
Dividends paid from net investment income            (39,514)        (51,665)
Distributions from net capital gains                 (12,536)        (25,177)
Total distributions to shareholders                  (52,050)        (76,842)

CAPITAL SHARE TRANSACTIONS
Proceeds from shares sold                          1,083,920       1,144,047
Net asset value of shares issued on
reinvestment of distributions                         69,723          44,505
Cost of shares redeemed                             (699,028)       (840,420)
Net increase from capital share transactions         454,615         348,132
Total increase in net assets                         412,053         401,967

NET ASSETS
Beginning of period                                1,153,350         751,383
End of period (including
undistributed net investment income of
$9.693 and $8,667, respectively)                  $1,565,403      $1,153,350

CHANGES IN SHARES
Shares sold                                           87,336          90,886
Shares issued from dividend distributions              5,585           3,547
Shares redeemed                                      (56,509)        (66,716)
Net increase                                          36,412          27,717

See accompanying notes to financial statements.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION

The Guinness Flight Investment Funds, Inc. (the "Guinness Funds") is a Maryland Corporation incorporated on January 7, 1994 and registered under the Investment Company Act of 1940 (the "1940 Act") as a non-diversified, open-end management investment company. Currently, the Guinness Funds offer four separate series portfolios: Guinness Flight Asia Blue Chip Fund (the "Asia Blue Chip Fund"), Guinness Flight Asia Small Cap Fund (the "Asia Small Cap Fund") Guinness Flight China & Hong Kong Fund (the "China Fund"), and Guinness Flight Global Government Bond Fund (the "Global Government Fund") (collectively, the "Funds"). The China and Global Government Funds began operations on June 30, 1994 and the Asia Blue Chip and Asia Small Cap Funds began operations on April 29, 1996.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies consistently followed by the Funds. These policies are in conformity with generally accepted accounting principles.

         A. Security Valuation. Investments in securities traded on a primary exchange are valued at the last reported sale price at the close of regular trading on the last business day of the period; securities traded on an exchange for which there has been no sale are valued at the last reported bid price. Securities for which quotations are not readily available are valued at their respective fair values as determined in good faith by the Board of Trustees. Short-term investments are stated at cost, which when combined with accrued interest, approximates market value.

         U.S. Government securities with less than 60 days remaining to maturity when acquired by the Fund are valued on an amortized cost basis. U.S. Government securities with more than 60 days remaining to maturity are valued at the current market value (using the mean between the bid and asked price) until the 60th day prior to maturity, and are then valued at amortized cost based upon the value on such date unless the Board determines during such 60 day period that this amortized cost basis does not represent fair value.

         Foreign securities are recorded in the financial statements after translation to U.S. dollars based on the applicable exchange rate at the end of the period. The Funds do not isolate that portion of the results of operations arising as a result of changes in the currency exchange rate from the fluctuations arising as a result of changes in the market prices of investments during the period.

         Interest income is translated at the exchange rates which existed at the dates the income was accrued. Exchange gains and losses related to interest income are included in interest income on the accompanying Statements of Operations.

         B. Forward Foreign Currency Exchange Contracts. The Funds may utilize forward foreign currency exchange contracts ("forward contracts") under which it is obligated to exchange currencies at specific future dates and at specified rates, and is subject to the risks of foreign exchange fluctuations. All commitments are "marked-to-market" daily and any resulting unrealized gains or losses are included as unrealized appreciation (depreciation) on foreign currency denominated assets and liabilities. The Funds record realized gains or losses at the time the forward contract is settled. Counterparties to these forward contracts are major U.S. financial institutions.

         C. Security Transactions, Dividends and Distributions. As is common in the industry, security transactions are accounted for on the trade date. Dividend income and distributions to shareholders are recorded on the ex-dividend date.

         D. Federal Income Taxes. The Funds intend to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of their taxable income to its shareholders. Therefore, no federal income tax provision is required.

         E. Equalization. The Global Government Fund follows the accounting practice known as equalization, by which a portion of the proceeds from sales and costs of redemptions of capital shares, equivalent on a per share basis to the amount of undistributed net investment income on the date of the transaction, is credited or charged to undistributed net investment income. As a result, undistributed net investment income per share is unaffected by sales or redemptions of the Fund's shares.

         F. Deferred Organization Costs. The China Fund and the Global Government Fund have each incurred expenses of $58,785 in connection with their organization. These costs have been deferred and are being amortized on a straight line basis over a period of sixty months from the date the Funds commenced investment operations. In the event that any of the initial shares of either Fund are redeemed by the holder during the period of amortization of the Funds' organization costs, the redemption proceeds will be reduced by any such unamortized organization costs in the same proportion as the number of initial shares being redeemed bears to the number of those shares outstanding at the time of redemption.

         G. Concentration of Risk. The Asia Blue Chip Fund and Asia Small Cap Fund invests substantially all of its assets in Asian continent. The China Fund invests substantially all of its assets in securities that are traded in China or Hong Kong or that are issued by companies that do a substantial part of their business in China. The Global Government Fund invests substantially in bonds issued by various European governments. The consequences of political, social or economic changes in the countries in which the securities are offered or the issuers conduct their operations may affect the market prices of the Funds' investments and any income generated, as well as the Funds' ability to repatriate such amounts.

         H. Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         I. Other. Under terms of the Custodial Agreement, the Funds may earn credits, based on custody cash balances, to applied to custodian fees. For the six months ended June 30, 1996, there were no such credits.

NOTE 3 - INVESTMENT MANAGEMENT FEE AND OTHER TRANSACTIONS  WITH

AFFILIATES

Guinness Funds, on behalf of the Funds, entered into an Investment Advisory Agreement with Guinness Flight Investment Management Limited (the "Advisor"), to provide the Funds with investment management services. The Advisor furnished all investment advice, office space and certain administrative services, and provides certain personnel needed by the Funds. As compensation for its services, the Advisor was entitled to a monthly fee equal to the following annual percentages of daily average net assets:

         Asia Blue Chip Fund         1.00%
         Asia Small Cap Fund         1.00%
         China Fund                  1.00%
         Global Government Fund      0.75%

The Funds are responsible for their own operating expenses. The Advisor and Administrator have agreed to reimburse each Fund to the extent necessary so that its ratio of operating expenses to average daily net assets will not exceed the following levels. Expenses reimbursed from the Adviser for the six months ended June 30, 1996 are stated in the Funds' Statement of Operations:

         Asia Blue Chip Fund         1.98%
         Asia Small Cap Fund         1.98%
         China Fund                  1.98%
         Global Government Fund      1.73%

In addition, the Advisor and Administrator have agreed to limit the Funds' aggregate annual operating expenses to the most stringent limits prescribed by any state in which the Funds' shares are offered for sale. Currently, the most stringent limits prescribed are 2.50% of the first $30 million of net assets and reduced amounts thereafter.

Investment Company Administration Corporation (the "Administrator") acts as the Funds' Administrator under an Administration Agreement. The Administrator prepares various federal and state regulatory filings, prepares reports and materials to be supplied to the Directors; monitors the activities of the Funds' custodian, transfer agent and accountants; coordinates the preparation and payment of Fund expenses and reviews the Funds' expense accruals. For its services, the Administrator receives an annual fee equal to the greater of 0.25 of 1% of the Funds' average daily net assets, subject to a $40,000 annual minimum for the China Fund and $60,000 allocated based on average daily net assets of the Asia Blue Chip Fund, Asia Small Cap Fund and Global Government Fund.

First Fund Distributors,  Inc. (the  "Distributor") acts as the Funds' principal
underwriter  in  a  continuous  public  offering  of  the  Funds'  shares.   The
Distributor is an affiliate of the Administrator.

Certain officers of the Guinness Funds are also officers and/or Directors of the Administrator and Distributor.

NOTE 4 - PURCHASES AND SALES OF SECURITIES

The cost of purchases and the proceeds from sales of securities, excluding U.S. Government obligations and short-term investments, for the six months ended June 30, 1996 were:

Fund                        Purchases                   Sales

Asia Blue Chip Fund          $406,675                      $0
Asia Small Cap Fund        $1,557,149                 $33,617
China Fund               $125,032,904             $24,164,389
Global Government Fund     $1,080,735              $1,041,393

Purchases and sales of U.S. Government obligations by the Global Government Fund were $224,917 and $211,840, respectively.

NOTE 5 - LINE OF CREDIT

The Funds have a $13 million unsecured line of credit with a bank that expires on October 11, 1996. The interest rate on the line of credit is the bank's base rate, as revised from time to time.